Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2021 OPERATING RESULTS

RYE, NY (February 15, 2022) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year-to-date period ended December 31, 2021. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income (loss), funds from operations ("FFO") as per NAREIT and before Special Items, and net property operating income ("NOI").

“We are very pleased with our fourth quarter results and how that sets us up for a strong performance in 2022,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. "We enter 2022 well positioned to achieve our internal and external growth goals by maintaining our strong leasing momentum and closing on our robust pipeline of new acquisitions."

Fourth Quarter and Recent Highlights

•
Fourth Quarter Earnings and Operating Results:
o
Exceeded expectations with GAAP earnings per share of $0.03, FFO per share of $0.28 and FFO before Special Items per share of $0.29
o
Same-property NOI increased by 3.2% driven by the Street/Urban portfolio
•
Accretive Core and Fund Acquisition Activity:
o
During the fourth quarter and year to date 2022, accretively completed approximately $138 million of investments with a growing amount of investments under contract and/or agreements in principle ("Pipeline") as follows:
▪
Core: Completed approximately $66 million of Street retail acquisitions with a robust Pipeline of predominantly Street retail investments
▪
Fund V: Completed an approximately $72 million acquisition with an additional $120 million in the Pipeline
•
Core Portfolio Leasing:
o
GAAP and cash leasing spreads of 59.9% and 49.5%, respectively, on comparable new and renewal leases
o
Increased leased rate to 93.2% as of December 31, 2021 compared to 92.6% leased as of September 30, 2021

•
Balance Sheet and Dividend Update:
o
Raised gross proceeds of $114.5 million at an average gross issuance price per share of approximately $22.50 through the at-the-market equity program ("ATM Program") to fund external growth and the acquisition Pipeline on a leverage neutral basis during the fourth quarter and year to date 2022
o
The Company's Board of Trustees increased the quarterly distribution to $0.18 per common share, representing a 20% increase from the prior quarterly distribution
•
Guidance:
o
The Company is providing 2022 earnings per share guidance of $0.19 to $0.32 and FFO before Special Items per diluted share of $1.15 to $1.31, inclusive of $0.06 to $0.10 of net promote and other Core and Fund transactional activity

Restatement of Previously Issued Financial Statements

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2022 (the “Restatement 8-K”), the Company will restate its prior period financial statements as of and for the years ended December 31, 2020 and 2019 and for each of the quarterly periods ended March 31, 2021 and 2020, June 30, 2021 and 2020, September 30, 2021 and 2020, for errors in accounting related to the classification upon formation of two consolidated Fund investments acquired approximately 10 years ago. Such restatement impacts the classification of certain amounts within the Company’s consolidated balance sheets, statements of operations and statements of cash flows, but is not expected to significantly change the Company’s previously-reported net income, FFO, FFO before special items, earnings (loss) or FFO per share, or cash flows. All restated amounts for the three months and year ended December 31, 2020 referred to herein are derived from the unaudited restatement tables provided in the Restatement 8-K. The restatement did not result from any override of controls or misconduct, and BDO USA LLP, the Company’s independent registered public accounting firm, has not informed the audit committee of the board of trustees of the Company of any issues related to an override of controls or misconduct. The Company expects to restate the financial statements affected by errors in its Annual Report on Form 10-K for the year ended December 31, 2021.

CORE PORTFOLIO OPERATING RESULTS

The Company exceeded expectations with GAAP earnings per share of $0.03, FFO per share of $0.28 and FFO before Special Items per share of $0.29. Please refer to the Consolidated Financial Results section below for additional details.

Driven by the Street/Urban portfolio, the Company had an increase in same-property NOI of 3.2% for the fourth quarter 2021 as compared to the fourth quarter 2020.

CORE AND FUND TRANSACTIONAL ACTIVITY

During the fourth quarter and year to date, the Company accretively completed approximately $138 million of acquisitions as follows:

Core Acquisitions

The Company completed approximately $66 million of Core acquisitions as follows:

14th Street Portfolio, Washington, D.C. In December 2021, the Company acquired the 14th Street portfolio, a collection of three urban retail assets located in the flourishing 14th street corridor of Northwest Washington, D.C for $26.3 million. This acquisition represents the opportunity to acquire high-quality street retail assets in one of the best submarkets in Washington, D.C. and expands Acadia's presence in Washington, D.C.

121 Spring Street, New York, New York. In January 2022, the Company acquired a retail condominium on the corner of Greene Street and Spring Street in Soho for $39.6 million. The Company now owns 12 properties in the Soho market, primarily concentrated on the Greene Street and Spring Street retail corridors.

The Company has a robust Pipeline of primarily Street retail investments.

Fund V Acquisitions

Fund V completed an acquisition for approximately $72 million during the fourth quarter as follows:

Midstate, East Brunswick, New Jersey. In December 2021, Fund V completed the acquisition of Midstate, a 385,000 square-foot Shop Rite grocery-anchored property for approximately $72 million. The property is leased to a strong line-up of high performing retailers, including Best Buy and PetSmart.

Fund V has an additional $120 million in the Fund Pipeline.

No assurance can be given that the Company or Fund V will successfully close on these acquisitions in their pipelines, which are subject to customary conditions and market uncertainty.

Fund Dispositions

Northeast Grocer Portfolio (Fund IV). In January 2022, Fund IV completed the disposition of a property located in Pennsylvania within its Northeast Grocer Portfolio for $23.7 million and repaid the property's $11.3 million mortgage.

Cortlandt Crossing (Fund III). In February 2022, Fund III completed the disposition of a grocery-anchored Shop Rite property located in Westchester County, New York for $65.5 million and repaid the property's $34.5 million mortgage.

CORE PORTFOLIO LEASING AND COLLECTIONS

During the fourth quarter, GAAP and cash leasing spreads were 59.9% and 49.5%, respectively, on 21 conforming new and renewal leases aggregating approximately 119,000 square feet. Driven by the New York metro Street portfolio, GAAP and cash leasing spreads for the Street portfolio were 74.3% and 66.0%, respectively, which were included in the total GAAP and cash leasing spreads.

The Core Portfolio was 90.0% occupied and 93.2% leased as of December 31, 2021 compared to 90.3% occupied and 92.6% leased as of September 30, 2021. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

As previously announced, in November 2021, Crossroads Joint Venture LLC (the “Venture”) reached an agreement with Transform Operating Stores LLC to terminate its lease with Kmart at Crossroads Shopping Center. The Company profitably executed a new long-term lease for the entirety of the recaptured space with BJ's Wholesale Club. The Company owns a 49% interest in the Venture.

Acadia increased its Core cash collections to over 98% for the fourth quarter.

The Company's pro-rata share of net credit losses and rent abatements was $0.6 million, inclusive of a benefit from approximately $2.2 million of previously-reserved tenant accounts for the quarter ended December 31, 2021 as follows (dollars in millions):

Fourth Quarter 2021 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries	$2.3	$0.1	$0.4	$2.8	$0.03
Prior Period (Benefit), Net	(1.7)	—	(0.5)	(2.2)	(0.02)
Total	$0.6	$0.1	$(0.1)	$0.6	$0.01

BALANCE SHEET AND DIVIDEND UPDATE

During the fourth quarter and year-to-date 2022, the Company raised gross proceeds of $114.5 million at an average gross issuance price per share of approximately $22.50 through the ATM Program to fund its external growth and acquisition Pipeline on a leverage neutral basis.

The Company's Board of Trustees increased the quarterly distribution to $0.18 per common share, representing a 20% increase from the prior quarterly distribution. The quarterly distribution on common shares, is payable on April 14, 2022 to shareholders of record on March 31, 2022, which is based upon the Company's projected annual REIT taxable income.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income or loss attributable to Acadia to FFO (as defined by NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income or loss to NOI is included in the financial tables of this release.

Net Income (Loss)

Net income attributable to Acadia for the quarter ended December 31, 2021 was $2.7 million, or $0.03 per share, inclusive of a charge of $1.3 million, or $0.01 per share, primarily from the unrealized mark-to-market loss on its investment in Albertsons supermarkets ("Albertsons").

Net loss attributable to Acadia for the quarter ended December 31, 2020 (as restated) was $10.9 million, or $0.13 per share, which included: (i) $5.6 million, or $0.06 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic; (ii) $5.3 million, or $0.06 per share, primarily attributable to impairment charges within the Funds and (iii) $2.9 million, or $0.03 per share on an impairment charge for a Right-of-Use Asset (“ROU”) within the Funds related to a ground lease. These charges were partially offset by: (i) $4.3 million, or $0.05 per share, primarily from the unrealized mark-to-market gain on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to a gain on debt extinguishment.

Net income attributable to Acadia for the year ended December 31, 2021 was $23.1 million, or $0.26 per share, which included: (i) $13.8 million, or $0.15 per share, primarily from the net unrealized mark-to-market gain on Albertsons and (ii) $6.6 million, or $0.07 per share, attributable to an aggregate gain on dispositions of Core Portfolio and Fund investments. These benefits were partially offset by: (i) $6.3 million, or $0.07 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) Fund impairment charges of $2.3 million, or $0.02 per share.

Net loss attributable to Acadia for the year ended December 31, 2020 (as restated) was $9.0 million, or $0.11 per share, which included (i) $32.5 million, or $0.36 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic; (ii) $17.7 million, or $0.20 per share, attributable to impairment charges within the Funds and (iii) $2.9 million, or $0.03 per share on an impairment charge for a ROU within the Funds related to a ground lease. These charges were offset by: (i) $27.0 million, or $0.29 per share, primarily from the monetization and unrealized mark-to-market gain on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to a gain on debt extinguishment.

FFO as Defined by NAREIT

FFO for the quarter ended December 31, 2021 was $26.5 million, or $0.28 per share, and included $1.3 million, or $0.01 per share, primarily from the unrealized mark-to-market loss on Albertsons.

FFO for the quarter ended December 31, 2020 (as restated) was $26.0 million, or $0.28 per share, which included: (i) $4.3 million, or $0.05 per share, primarily from the unrealized mark-to-market gain on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to gain on debt extinguishment. These benefits were partially offset by: (i) $5.6 million, or $0.06 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the

COVID-19 Pandemic and (ii) $2.9 million, or $0.03 attributable to an impairment charge for a ROU within the Funds related to a ground lease.

FFO for the year ended December 31, 2021 was $116.7 million, or $1.25 per share, and included $13.8 million, or $0.15 per share, primarily from the net unrealized mark-to-market gain on Albertsons and was offset by $6.3 million, or $0.07 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO for the year ended December 31, 2020 (as restated) was $114.4 million, or $1.25 per share, inclusive of $27.0 million, or $0.29 per share, primarily from the monetization and unrealized mark-to-market gain on Albertsons. This benefit was offset by $32.5 million, or $0.36 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO before Special Items

FFO before Special Items for the quarter ended December 31, 2021 was $27.8 million, or $0.29 per share, which excluded $1.3 million, or $0.01 per share, primarily from the unrealized mark-to-market loss on Albertsons.

FFO before Special Items for the quarter ended December 31, 2020 (as restated) was $21.7 million, or $0.24 per share, which excluded $4.3 million, or $0.05 per share, primarily from the unrealized mark-to-market gain on Albertsons.

FFO before Special Items for the year ended December 31, 2021 was $103.0 million, or $1.10 per share, which excluded $13.8 million, or $0.15 per share, primarily from the net unrealized mark-to-market gain on Albertsons.

FFO before Special Items for the year ended December 31, 2020 (as restated) was $93.9 million, or $1.02 per share, which excluded $20.5 million, or $0.22 per share, primarily from the net unrealized mark-to-market gain on Albertsons.

2022 GUIDANCE

The following initial guidance is based upon Acadia's current view of existing market conditions and assumptions for the year ended December 31, 2022.

The Company is setting initial 2022 guidance ranges as follows:

•
Earnings per share of $0.19 to $0.32
•
FFO before Special Items per share of $1.15 to $1.31, inclusive of $0.06 to $0.10 of net promote and other Core and Fund transactional income
•
Same-property NOI growth, excluding redevelopments of 4% to 6%

These forecasts and comparable 2021 results, both presented below are before gains/losses on sale or impairment of depreciated and non-operating assets. Please refer to the Company's fourth quarter 2021 supplemental information package for additional items.

	2022 Guidance	2021 Actuals

Net earnings per share attributable to Common Shareholders	$0.19 to $0.32	$0.26
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	1.01 to 1.04	0.99
Impairment charges (net of noncontrolling interest share)	—	0.02
Gain on disposition of properties (net of noncontrolling interests' share)	(0.07)	(0.04)
Noncontrolling interest in Operating Partnership	0.02	0.02
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.15 to $1.31	$1.25
Unrealized holding (gain) loss and other (net of noncontrolling interest share) (a)	—	(0.15)
Funds from operations before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.15 to $1.31	$1.10

(a) The Company is not providing 2022 guidance for unrealized changes in fair value for its investment holdings in Albertsons. Any realized gains of such shares will be included in net promote and other Core and Fund transactional income in the period in which a sale occurs.

CONFERENCE CALL

Management will conduct a conference call on Wednesday, February 16, 2022 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date: Wednesday, February 16, 2022

Time: 12:00 PM ET

Dial#: 844-309-6711

Passcode: “Acadia Realty” or “6716338”

Webcast (Listen-only): www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#: 855-859-2056

Passcode: "6716338”

Available Through: Wednesday, February 23, 2022

Webcast Replay: www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 Pandemic, including its impact on the Company’s tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iv) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (v) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which is currently anticipated to occur in 2023; (vi) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (viii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (ix) the tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (x) the Company’s potential liability for environmental matters; (xi) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts; and (xvii) the timing and ultimate conclusion of BDO regarding the audit of the Company's restated financial statements (including the risk that additional information may arise during such audit), and the completion and filing of the Company's 2021 10-K, including the restated financial statements, taking longer than expected.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(Dollars and Common Shares in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues		(As Restated)(b)		(As Restated)(b)
Rental income	$77,529	$66,472	$285,898	$246,432
Other	1,828	1,410	6,599	4,476
Total revenues	79,357	67,882	292,497	250,908

Operating expenses
Depreciation and amortization	32,195	47,444	123,439	147,229
General and administrative	10,570	9,670	40,125	35,798
Real estate taxes	10,909	11,409	45,357	42,477
Property operating	15,228	14,604	53,516	55,551
Impairment charges	—	34,049	9,925	85,598
Total operating expenses	68,902	117,176	272,362	366,653

Gain on disposition of properties	—	174	10,521	683
Operating income (loss)	10,455	(49,120)	30,656	(115,062)

Equity in earnings (losses) of unconsolidated affiliates	2,177	(1,503)	5,330	(3,057)
Interest and other income	2,957	1,823	9,065	8,979
Realized and unrealized holding (losses) gains on investments and other	(4,340)	34,027	49,120	113,362
Interest expense	(18,552)	(17,118)	(68,969)	(69,581)
(Loss) income from continuing operations before income taxes	(7,303)	(31,891)	25,202	(65,359)
Income tax benefit (provision)	306	(1,012)	(93)	(269)
Net (loss) income	(6,997)	(32,903)	25,109	(65,628)
Net loss (income) attributable to noncontrolling interests	9,721	22,046	(1,962)	56,675
Net income (loss) attributable to Acadia	$2,724	$(10,857)	$23,147	$(8,953)

Less: net income attributable to participating securities	(156)	—	(624)	(233)
Net income (loss) attributable to Common Shareholders - basic and diluted earnings per share	$2,568	$(10,857)	$22,523	$(9,186)

Weighted average shares for basic and diluted earnings (loss) per share	88,949	86,311	87,654	86,442

Net earnings (loss) per share - basic and diluted (C)	$0.03	$(0.13)	$0.26	$(0.11)

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income (Loss) to Funds from Operations (a, d)

(Dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
		(As Restated)(b)		(As Restated)(b)
Net income (loss) attributable to Acadia	$2,724	$(10,857)	$23,147	$(8,953)

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	23,393	32,574	93,388	106,220
Impairment charges (net of noncontrolling interests' share)	—	4,923	2,294	17,323
Gain on disposition of properties (net of noncontrolling interests' share)	—	(174)	(4,163)	(291)
Income (loss) attributable to Common OP Unit holders	213	(569)	1,584	(370)
Distributions - Preferred OP Units	123	123	492	495
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$26,453	$26,020	$116,742	$114,424

Adjustments for Special Items:
Less: Unrealized holding (gain) loss and other (net of noncontrolling interest share)	1,302	(4,336)	(13,782)	(20,493)
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$27,755	$21,684	$102,960	$93,931

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	88,949	86,311	87,654	86,442
Weighted-average OP Units outstanding	5,085	4,890	5,115	4,992
Assumed conversion of Preferred OP Units to common shares	465	465	465	465
Assumed conversion of LTIP units and restricted share units to common shares	6	—	—	—
Weighted average number of Common Shares and Common OP Units	94,505	91,666	93,234	91,899

Diluted Funds from operations, per Common Share and Common OP Unit	$0.28	$0.28	$1.25	$1.25

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.29	$0.24	$1.10	$1.02

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income (Loss) to Net Property Operating Income (“NOI”) (a)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
		(As Restated)(b)		(As Restated)(b)
Consolidated operating income (loss)	$10,455	$(49,120)	$30,656	$(115,062)
Add back:
General and administrative	10,570	9,670	40,125	35,798
Depreciation and amortization	32,195	47,444	123,439	147,229
Impairment charges	—	34,049	9,925	85,598
Less:
Above/below market rent, straight-line rent and other adjustments	(5,746)	196	(19,488)	13,581
Gain on disposition of properties	—	(174)	(10,521)	(683)
Consolidated NOI	47,474	42,065	174,136	166,461

Noncontrolling interest in consolidated NOI	(14,964)	(11,743)	(48,401)	(46,316)
Less: Operating Partnership's interest in Fund NOI included above	(3,820)	(3,072)	(12,337)	(11,518)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (e)	3,786	3,306	13,811	15,659
NOI - Core Portfolio	$32,476	$30,556	$127,209	$124,286

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(Dollars in thousands)

	As of
	December 31, 2021	December 31, 2020
ASSETS		(As Restated)(b)
Investments in real estate, at cost
Land	$739,641	$752,721
Buildings and improvements	2,892,051	2,802,253
Tenant improvements	199,925	178,918
Construction in progress	11,131	5,147
Right-of-use assets - finance leases	25,086	25,086
	3,867,834	3,764,125
Less: Accumulated depreciation and amortization	(648,461)	(573,364)
Operating real estate, net	3,219,373	3,190,761
Real estate under development	203,773	247,201
Net investments in real estate	3,423,146	3,437,962
Notes receivable, net	153,886	100,882
Investments in and advances to unconsolidated affiliates	322,326	272,829
Other assets, net	186,365	170,281
Right-of-use assets - operating leases, net	40,743	76,268
Cash and cash equivalents	17,746	18,699
Restricted cash	9,813	11,096
Rents receivable, net	43,625	43,052
Assets of properties held for sale	63,952	—
Total assets	$4,261,602	$4,131,069

LIABILITIES
Mortgage and other notes payable, net	$1,140,410	$1,068,806
Unsecured notes payable, net	559,145	500,083
Unsecured line of credit	112,905	138,400
Accounts payable and other liabilities	236,415	268,442
Lease liability - operating leases, net	38,759	88,816
Dividends and distributions payable	14,460	147
Distributions in excess of income from, and investments in, unconsolidated affiliates	9,939	15,616
Total liabilities	2,112,033	2,080,310
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 89,303,545 and 86,268,303 shares, respectively	89	86
Additional paid-in capital	1,754,383	1,683,165
Accumulated other comprehensive loss	(36,214)	(74,891)
Distributions in excess of accumulated earnings	(196,903)	(167,178)
Total Acadia shareholders’ equity	1,521,355	1,441,182
Noncontrolling interests	628,214	609,577
Total equity	2,149,569	2,050,759
Total liabilities and equity	$4,261,602	$4,131,069

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K made available on the Company’s website at www.acadiarealty.com.
(b)
See the Restatement 8-K filed with the SEC on February 15, 2022 for a detailed reconciliation to previously reported amounts and a detailed description of adjustments thereon. As mentioned in the press release, the Company is restating its prior period financial statements for the years and interim periods ended December 31, 2020 and 2019, and as of and for each of the quarterly periods ended March 31, 2021 and 2020, June 30, 2021 and 2020, September 30, 2021 and 2020 and December 31,2020 for errors in accounting primarily related to the reclassification of two consolidated joint-venture subsidiaries. The restatement primarily impacts the classification of certain amounts within the Company’s consolidated balance sheets, statements of operations and statements of cash flows.
(c)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(d)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio and, in particular, the impact of the mark-to-market gain and loss attributable to the Company's investment in Albertsons.
(e)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.